EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of The Hain Celestial Group, Inc. and Subsidiaries:

1.
Automatic Shelf Registration Statement Number 333-260959 on Form S-3
2.
Registration Statement Number 333-268439 on Form S-8
3.
Registration Statement Number 333-229739 on Form S-8
4.
Registration Statement Number 333-228215 on Form S-8
5.
Registration Statement Number 333-204460 on Form S-8
6.
Registration Statement Number 333-196043 on Form S-8
7.
Registration Statement Number 333-188542 on Form S-8
8.
Registration Statement Number 333-180189 on Form S-8
9.
Registration Statement Number 333-172734 on Form S-8
10.
Registration Statement Number 333-166773 on Form S-8
11.
Registration Statement Number 333-158357 on Form S-8
12.
Registration Statement Number 333-140180 on Form S-8
13.
Registration Statement Number 333-111881 on Form S-8
14.
Registration Statement Number 333-102017 on Form S-8
15.
Post-Effective Amendment No. 1 on Form S-8 to Registration Statement Number 333-33830 on Form S-4

of our reports dated August 27, 2024, with respect to the consolidated financial statements and schedule of The Hain Celestial Group, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of The Hain Celestial Group, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended June 30, 2024.

/s/ Ernst & Young LLP

Jericho, New York

August 27, 2024